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                                                                    EXHIBIT 24.6

                                POWER OF ATTORNEY

    The undersigned directors and officers of Veridian Corporation hereby constitute and appoint David H. Langstaff, James P. Allen and Jerald S. Howe, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2001:


              NAME                                     TITLE
              ----                                     -----
/s/ CHARLES J. SIMONS
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          Charles J. Simons                            Director